Exhibits No. 20.1:

                        CIT Home Equity Loan Trust 2003-1
            Home Equity Loan Asset Backed Certificates, Series 2003-1
                          Master Servicer's Certificate

                                                        Due Period    11/30/2003
                                                Determination Date    12/17/2003
                                                 Distribution Date    12/22/2003

I     Available in Certificate Account
      Principal collected on Mortgage Loans                                                                          19,188,537.39
      All Liquidation Proceeds with respect to Principal                                                                      0.00
      Principal portion of Purchase Price on Repurchased Mortgage Loans                                                       0.00
      Substitution Adjustment with respect to Principal                                                                       0.00
      Amount transferred from Pre-Funding Account                                                                             0.00
                                                                                                                     --------------

                              Principal Distribution Amount                                                          19,188,537.39

      Interest collected on Mortgage Loans                                                                            5,324,208.03
      Interest portion of Purchase Price on Repurchased Mortgage Loans                                                        0.00
      All Liquidation Proceeds with respect to Interest                                                                       0.00
      Substitution Adjustment with respect to Interest                                                                        0.00
      Master Servicer Monthly Advances (net of Compensating Interest)                                                   866,222.78
      Reimbursement of previous months Servicer Advances                                                               (358,418.88)
      Compensating Interest                                                                                                 715.42
      Investment Earnings on the Certificate Account                                                                          0.00
      Investment Earnings on the Prefunding Account                                                                           0.00
                                                                                                                     --------------

                              Interest Remittance Amount                                                              5,832,727.35

      Amount not Required to be deposited                                                                                     0.00

                              Total available in the Certificate Account                                             25,021,264.74

II    Distributions                                                                     Per $ 1,000                      Amount
                                                                                        -----------                  -------------

1.    Aggregate Class A-1 Distribution                                                  74.17991133                  21,808,893.93

2.    Aggregate Class A-2 Distribution                                                   1.95833333                     417,125.00

3.    Aggregate Class A-3 Distribution                                                   2.32500000                     134,850.00

4.    Aggregate Class A-4 Distribution                                                   3.27500000                     373,350.00

5.    Aggregate Class A-5 Distribution                                                   4.15000000                     137,157.50

6.    Aggregate Class A-6 Distribution                                                   3.38333330                     318,033.33

7.    Aggregate Class A-IO Distribution                                                  3.61111113                     541,666.67

8.    Aggregate Class M-1 Distribution                                                   3.89166660                     210,344.58

9.    Aggregate Class M-2 Distribution                                                   4.21666667                     178,365.00

10    Aggregate Class B Distribution                                                     4.58333324                     172,333.33

11.   Aggregate Class X-IO Distribution                                                                                       0.00

12.   Aggregate Class R Distribution                                                                                          0.00

13.   Aggregate Master Servicer Distribution                                                                            729,145.40
                                                                                                                     -------------

                                                           Total Distributions =                                     25,021,264.74

III   Certificate Class Balances                                                         Factor %                       Amount
                                                                                      -------------                 --------------

      Opening Senior Class A Certificate Balances as reported on the prior
      Monthly Master Servicer Report:
                        (a)  Class A-1                                                  49.47454208%                145,455,153.72
                        (b)  Class A-2                                                 100.00000000%                213,000,000.00
                        (c)  Class A-3                                                 100.00000000%                 58,000,000.00
                        (d)  Class A-4                                                 100.00000000%                114,000,000.00
                        (e)  Class A-5                                                 100.00000000%                 33,050,000.00
                        (f)  Class A-6                                                 100.00000000%                 94,000,000.00
                                                                                                                    --------------
                                                                                                                    657,505,153.72
                        (g)  Class A-IO                                                100.00000000%                150,000,000.00

      Opening Subordinated Class M & B Certificate Balances as reported on the prior Monthly Master Servicer Report:
                        (a)  Class M-1                                                 100.00000000%                 54,050,000.00
                        (b)  Class M-2                                                 100.00000000%                 42,300,000.00
                        (c)  Class B                                                   100.00000000%                 37,600,000.00
                                                                                                                    --------------
                                                                                                                    133,950,000.00

IV    Principal Distribution Amount

1(a). Basic Principal Amount                                                                         No.                 Amount
                                                                                                   -------           -------------
                (a)  Stated principal collected                                                                       1,796,098.90
                (b)  Principal Prepayments                                                           212             17,392,438.49
                (c)  Liquidation Proceeds                                                                                     0.00
                (d)  Repurchased Mortgage Loans                                                        0                      0.00
                (e)  Substitution Adjustment related to Principal                                                             0.00
                (f)   Amount Transferred from Pre-Funding Account                                                             0.00
                                                                                                                     -------------
                                                               Total Principal Distribution                          19,188,537.39

1(b). Subordination Increase Amount                                                                                   2,463,911.44

2(a). Class A Principal Distribution Amount:

                                                                                  Per $ 1,000
                                                                                 -------------
                        (a)  Class A-1                                             73.64778514                       21,652,448.83
                        (b)  Class A-2                                              0.00000000                                0.00
                        (c)  Class A-3                                              0.00000000                                0.00
                        (d)  Class A-4                                              0.00000000                                0.00
                        (e)  Class A-5                                              0.00000000                                0.00
                        7.   Class A-6
                              (a)  Class A-6 Lockout Percentage                                        0.00%
                              (b)  Class A-6 Lockout Distribution Amount            0.00000000                                0.00

2(b). Class M & B Principal Distribution Amount :
                        1.   Class M-1                                              0.00000000                                0.00
                        2.   Class M-2                                              0.00000000                                0.00
                        3.   Class B                                                0.00000000                                0.00

2(c) Class M & B Applied Realized Losses:
                        1.   Class M-1                                              0.00000000                                0.00
                        2.   Class M-2                                              0.00000000                                0.00
                        3.   Class B                                                0.00000000                                0.00

                                                                                     Factor %                           Amount
                                                                                 -------------                      --------------
      Ending Senior Class A Certificate Balances after distributions of principal on this Monthly Master Servicer Report:
                        (a)  Class A-1                                             42.10976357%                     123,802,704.89
                        (b)  Class A-2                                            100.00000000%                     213,000,000.00
                        (c)  Class A-3                                            100.00000000%                      58,000,000.00
                        (d)  Class A-4                                            100.00000000%                     114,000,000.00
                        (e)  Class A-5                                            100.00000000%                      33,050,000.00
                        (f)  Class A-6                                            100.00000000%                      94,000,000.00
                                                                                                                    --------------
                                                                                                                    635,852,704.89

                        (g)  Class A-IO                                           100.00000000%                     150,000,000.00

      Ending Subordinated Class M & B Certificate Balances after distributions of principal on this Monthly Master Servicer Report:

                        (a)  Class M-1                                            100.00000000%                      54,050,000.00
                        (b)  Class M-2                                            100.00000000%                      42,300,000.00
                        (c)  Class B                                              100.00000000%                      37,600,000.00
                                                                                                                    --------------
                                                                                                                    133,950,000.00

V     Interest Distribution Amount

      Fixed Rate Certificates

                (b)  Fixed Rate Certificates applicable Pass-Through Rate
                              1.   Class A-1                                      1.21000%
                              2.   Class A-2                                      2.35000%
                              3.   Class A-3                                      2.79000%
                              4.   Class A-4                                      3.93000%
                              5.   Class A-5                                      4.98000%
                              6.   Class A-6                                      4.06000%
                              7.   Class A-IO                                     5.00000%
                              8.   Class M-1                                      4.67000%
                              9.   Class M-2                                      5.06000%
                             10.   Class B                                        5.50000%

      INTEREST REMITTANCE AMOUNT
         1.  Interest collected on Mortgage Loans                                      5,324,208.03
         2.  Interest advanced on Mortgage Loans                                         507,803.90
         3.  Compensating Interest on Mortgage Loans                                         715.42
         4.  Substitution Adjustment interest                                                  0.00
         5.  Purchase Price interest on repurchased accounts                                   0.00
         6.  Liquidation Proceeds interest portion                                             0.00
         7.  Investment Earning in the Pre-Funding Account                                     0.00
                     TOTAL INTEREST REMITTANCE AMOUNT                                                                 5,832,727.35

      Current Interest Requirement

                              1.   Class A-1  @ applicable Pass-Through Rate                                            156,445.10
                              2.   Class A-2 @ applicable Pass-Through Rate                                             417,125.00
                              3.   Class A-3 @ applicable Pass-Through Rate                                             134,850.00
                              4.   Class A-4 @ applicable Pass-Through Rate                                             373,350.00
                              5.   Class A-5 @ applicable Pass-Through Rate                                             137,157.50
                              6.   Class A-6 @ applicable Pass-Through Rate                                             318,033.33
                              7.   Class A-IO @ applicable Pass-Through Rate                                            541,666.67
                              8.   Class M-1 @ applicable Pass-Through Rate                                             210,344.58
                              9.   Class M-2 @ applicable Pass-Through Rate                                             178,365.00
                             10.   Class B @ applicable Pass-Through Rate                                               172,333.33

      Class Interest Carryover Shortfall

                              1.   Class A-1                                                   0.00
                              2.   Class A-2                                                   0.00
                              3.   Class A-3                                                   0.00
                              4.   Class A-4                                                   0.00
                              5.   Class A-5                                                   0.00
                              6.   Class A-6                                                   0.00
                              7.   Class A-IO                                                  0.00
                              8.   Class M-1                                                   0.00
                              9.   Class M-2                                                   0.00
                             10.   Class B                                                     0.00

         Certificates Interest Distribution Amount

                                                                                        Per $ 1,000
                                                                                        -----------
                              1.   Class A-1                                             0.53212619                     156,445.10
                              2.   Class A-2                                             1.95833333                     417,125.00
                              3.   Class A-3                                             2.32500000                     134,850.00
                              4.   Class A-4                                             3.27500000                     373,350.00
                              5.   Class A-5                                             4.15000000                     137,157.50
                              6.   Class A-6                                             3.38333330                     318,033.33
                              7.   Class A-IO                                            3.61111113                     541,666.67
                              8.   Class M-1                                             3.89166660                     210,344.58
                              9.   Class M-2                                             4.21666667                     178,365.00
                             10.   Class B                                               4.58333324                     172,333.33

VI    Credit Enhancement Information
                                                                                                                             Total

               (a) Senior Enhancement Percentage                                                                             19.07%

               (b) OC Spread Holiday in effect?                                                                                 NO

               (c) Overcollateralization Amount:

                              1.   Opening Overcollateralization Amount                                              13,457,359.93
                              2.   Ending Overcollateralization Amount                                               15,889,310.76
                              3.   Required Overcollateralization Amount                                             31,020,000.00
                              4.   Subordination Deficiency                                                          15,130,689.24
                              5.   Excess Overcollateralization Amount                                                        0.00

VII   Trigger Information

               1.  (a)  60+ Delinquency  Percentage                                                                           1.55%
                   (b)  Delinquency Event in effect
                         (Rolling Three Month > 45% of Sr. Enhancement)?                                                        NO

               2.  (a)  Cumulative Loss Percentage                                                                            0.02%
                   (b)  Applicable Loss Percentage for current Distribution                                                   2.50%
                   (c)  Cumulative Loss Trigger Event in effect                                                                 NO

VIII  Pool Information                                                                          No.                      Amount
                                                                                              -----                 --------------
                   (a)  Closing Mortgage Loan Principal Balance:                              8,896                 785,692,015.65

                   (b)  Principal Balance of Balloon Mortgage Loans                              24                   1,964,284.52

                   (c)  Weighted Average Mortgage Rate:                                                                      8.132%

                   (d)  Weighted Average Net Mortgage Rate:                                                                 7.647%

                   (e)  Net Weighted Average Coupon Cap:                                                                    6.839%

                   (f)  Net Weighted Average Coupon Cap for A-1 Class only                                                  6.412%

                   (g)  Weighted Average Remaining Maturity:                                                                319.91

                   (h)  Weighted Average Original Maturity:                                                                 332.19

IX    Delinquency Information                                                                  No.           %          Amount
                                                                                              -----       -------    -------------

      A.  Fixed Rate Mortgage Loans:
                   (a)  Delinquent Contracts:
                             1.    31 - 59 Day Accounts                                         190        1.95%     15,308,665.45
                             2.    60 - 89 Day Accounts                                          66        0.59%      4,596,639.56
                             3.    90+  Day Accounts                                            109        1.07%      8,418,795.10

                   (b)  Mortgage Loans - In Foreclosure                                          67        0.69%      5,392,297.09
                   (c)  REO Property Accounts                                                    11        0.07%        538,940.50


X     Realized Losses                                                                           No.                      Amount
                                                                                               -----                  ------------
         1.  (a)  Gross Realized Losses during the period                                         1                      31,960.61

             (b)  Realized Losses during the period                                                                      31,960.61

             (c)  Cumulative Gross Realized Losses                                                5                     526,565.76

             (d)  Cumulative Realized Losses                                                                            170,800.22

             (e)  Cumulative Applied Realized Losses

                               i. Class B                                                                                     0.00
                              ii. Class M-1                                                                                   0.00
                             iii. Class M-2                                                                                   0.00

XI    Miscellaneous Information
         1.  (a)  Monthly Master Servicer Fee

                               i. Monthly Servicing Fee                                                                 335,380.21
                              ii. Mortgage Fees                                                                         393,765.19
                             iii. Certificate Account Investment Earnings                                                     0.00

             (b)  Amount of prior unpaid Master Servicing Fees paid with this distribution                                    0.00

             (c)  Total Master Servicing Fees paid with this distribution                                               729,145.40

             (d)  Amount of unpaid Master Servicing Fees as of this distribution                                              0.00

         2.  (a)  Opening Master Servicer Advance Balance                                                             3,683,290.32

             (b)  Current Advance (exclusive of Compensating Interest)                                                  866,222.78

             (c)  Reimbursement of prior Master Servicer Advances                                                      (358,418.88)
                                                                                                                    --------------

             (d)  Ending Master Servicer Advance Balance                                                              4,191,094.22

         3. Current period Compensating Interest                                                                            715.42

         4.  (a) Stepdown Date in effect?                                                        NO

         5.  Aggregate principal balance of Subsequent Mortgage Loans purchased by
               the Trust on the related Distribution Date:                                                                    0.00

         6.  (a)  Beginning Amount of the Pre-Funding Account                                                                 0.00
         6.  (b)  Principal Balance Purchased by the Trust                                                                    0.00
         6.  (c)  Pre-Fuding Balance after the above Purchase (6b) to be paid
                    as an additional principal to the Noteholders.                                                            0.00
         6.  (d)  Ending Amout of the Pre-Funding Account                                                                     0.00

             (d)  Amount of Investment Earnings in the Pre-Funding Account                                                    0.00

         7.  Aggregate principal balance of Subsequent Mortgage Loans
               (during Funding Period)                                                        1,205                 120,916,357.55